Exhibit 23.3


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                                  [Letterhead]

                             L.P. MARTIN & COMPANY
                              4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23060

                             PHONE: (804) 346-2626
                              FAX: (804) 346-9311



                        Consent of Independent Auditors'
                        -------------------------------

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

         We consent to the use of our report dated April 11, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Tahoe Apartments for the twelve month period ended December 31, 1996, for inclusion in a form 8K filing with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc.


                                                    /s/ L.P. MARTIN & CO., P.C.


Richmond, Virginia
April 11, 1997